Exhibit 99.1

Extra Space Storage Inc. PHONE (801) 562-5556 FAX (801) 562-5579 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121 www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports Third Quarter 2009 Results

Company Earns $0.23 Per Share of FFO and Secures $114.1 Million in Debt Financing

SALT LAKE CITY, Utah, November 2, 2009 — Extra Space Storage Inc. (NYSE: EXR), a leading owner and operator of self-storage properties in the United States, announced today operating results for the three and nine months ended September 30, 2009.

Highlights for the Three Months Ended September 30, 2009:

•                  Achieved funds from operations (“FFO”) of $0.23 per diluted share including development dilution of $0.02 per share.

•                  Same-store revenue and net operating income (“NOI”) at the Company’s 252 same-store properties decreased by 4.5% and 6.2%, respectively, when compared to the three months ended September 30, 2008.

•                  Closed $114.1 million of debt financing during the quarter and an additional $3.3 million subsequent to quarter end.

•                  Completed the development of eight self-storage properties at a total cost of approximately $91.0 million.

Spencer F. Kirk, Chairman and CEO of Extra Space Storage Inc., stated:  “During the third quarter our property operations showed signs of stabilization with an increase in rental activity and a reduction in vacates.  As a result of demand stabilization and our dynamic pricing strategies, our incoming rental rates have improved from earlier in the year.  We again made strides in solidifying our balance sheet by closing $114 million in new stabilized property and development loans.”

FFO Per Share:

The Company’s FFO for the three months ended September 30, 2009 was $0.23 per diluted share including development dilution of $0.02 per share.  This compares to FFO per diluted share for the three months ended September 30, 2008 of $0.27 per diluted share including development dilution of $0.01 per share.  After adjusting to exclude $0.02 per share of non-cash interest charges related to the Company’s exchangeable senior notes, FFO was $0.29 per diluted share for the three months ended September 30, 2008.

FFO for the nine months ended September 30, 2009 was $0.76 per diluted share including development dilution of $0.06 per share.  FFO was $0.71 per diluted share after adjusting to exclude a $0.30 per share gain on repurchase of exchangeable senior notes, a $0.23 per share charge attributable to the wind down of the Company’s development program and $0.02 per share of non-cash interest charges related to the Company’s exchangeable senior notes.  This compares to FFO for the nine months ended September 30, 2008 of $0.75 per diluted share including development dilution of $0.03 per share.  After adjusting to exclude a $0.02 per share charge from unrecovered acquisition costs and $0.04 per share of non-cash interest charges related to the Company’s exchangeable senior notes, FFO was $0.81 per diluted share for the nine months ended September 30, 2008.

FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and a definition of FFO are included at the end of this release.  On January 1, 2009, the Company adopted Accounting Standards Codification (“ASC”) 470-20 (formerly FASB Staff Position No. APB 14-1), which requires companies to expense certain implied costs of the option value related to convertible debt.  Retrospective adoption of this accounting standard has resulted in the restatement of certain prior period numbers.

Operating Results:

Total revenues for the three months ended September 30, 2009 were $71.3 million compared to $69.8 million for the three months ended September 30, 2008.  Total expenses for the three months ended September 30, 2009 were $48.1 million compared to $45.5 million for the three months ended September 30, 2008.  Interest expense, including non-cash interest charges relating to the Company’s exchangeable senior notes, was $18.1 million compared to $17.0 million for the three months ended September 30, 2008.  Net income for the three months ended September 30, 2009 was $7.6 million compared to $11.9 million for the three months ended September 30, 2008.

Total revenues for the nine months ended September 30, 2009 were $209.6 million compared to $202.9 million for the nine months ended September 30, 2008.  Total expenses for the nine months ended September 30, 2009 were $162.1 million compared to $134.5 million for the nine months ended September 30, 2008.  Interest expense, including non-cash interest charges relating to the Company’s exchangeable senior notes, was $51.1 million compared to $51.4 million for the nine months ended September 30, 2008.  Net income for the nine months ended September 30, 2009 was $31.7 million compared to $26.3 million for the nine months ended September 30, 2008.

Same-Store Property Performance:

For the three months ended September 30, 2009, the Company’s same-store revenue and NOI decreased by 4.5% and 6.2%, respectively, when compared to the three months ended September 30, 2008.  The decrease in same-store rental revenue compared to three months ended September 30, 2008 was due to lower occupancy and decreased rental rates to incoming customers.  The Company’s same-store expenses decreased by 1.2% when compared to the three months ended September 30, 2008 primarily due to lower payroll and utility costs.

Balance Sheet:

During the third quarter, the Company obtained $114.1 million of financing consisting of four loans secured by 20 operating properties totaling $93.7 million and three construction loans totaling $20.4 million.  Subsequent to the end of the quarter, the Company completed an additional $3.3 million of debt financing.  The Company has closed $280.8 million in financing to date in 2009.

As of September 30, 2009, the Company’s total debt, including notes payable, notes payable to trusts, exchangeable senior notes and lines of credit, was $1.4 billion, compared to $1.3 billion at December 31, 2008.  Total cash as of September 30, 2009 was $101.0 million.  The Company’s percentage of total fixed rate debt to total debt was 80.4%. The weighted average interest rate was 5.5% for fixed rate debt and 3.0% for variable rate debt with a combined weighted average interest rate of 5.0% as of September 30, 2009.

Subsequent to the end of the quarter, the Company repurchased $7.5 million principal amount of exchangeable senior notes which will result in a gain on early extinguishment of debt of approximately $0.4 million in the fourth quarter.

Development Projects Completed:

The Company completed the development of eight projects at a total cost of $91.0 million.  The properties are located in California, Florida and Oregon. There are 14 development projects remaining to be completed over the balance of 2009 and 2010.

Harrison Street Joint Venture:

As previously announced, the Company amended its joint venture agreement with an affiliate of Harrison Street Real Estate Capital, LLC (“HSRE”).  Under the amended terms, HSRE will contribute approximately $15.0 million in cash to the joint venture in return for a 50.0% ownership interest.  The Company will contribute 19 wholly-owned properties and will receive approximately $15.0 million in cash and a 50.0% ownership interest in the joint venture.  The joint venture will assume approximately $101.0 million of debt which is secured by the properties.  The properties are located in California, Florida, Nevada, Ohio, Pennsylvania, Tennessee, Texas and Virginia.  The Company will continue to operate the properties.  The transaction is subject to customary closing conditions and debt assumption and is currently anticipated to close by the end of the fourth quarter of 2009.

Outlook:

The Company currently estimates that fully diluted FFO per share-adjusted for the year ending December 31, 2009 will be between $0.89 and $0.92 including lease-up dilution of $0.08 per share.  FFO estimates for the year are fully diluted for an estimated average number of shares and Operating Partnership units (“OP units”) outstanding during the year.  The Company’s estimates are forward-looking and based on management’s view of current and future market conditions.

The Company’s actual results may differ materially from these estimates, which include the following annual assumptions:

•

Excludes gains on extinguishment of exchangeable senior notes of approximately $27.9 million, non-cash interest charges associated with exchangeable senior notes of between $2.4 million and $2.6 million and charges of $20.3 million attributable to the wind down of the Company’s development program.

•	Same-store property revenue decrease, including tenant reinsurance income, between (4.0%) and (3.0%).

•	Same-store property expense growth between (0.5%) and 0.5%.

•	Same-store property NOI decrease, including net tenant reinsurance income, between (6.0%) and (4.0%).

•	Net tenant reinsurance income between $15.0 million and $16.0 million.

•	General and administrative expenses, net of development fees, between $41.0 million and $42.0 million, including non-cash compensation expense of approximately $3.5 million.

•	Average monthly cash balance of approximately $150.0 million.

•	Equity in earnings of real estate ventures between $6.0 million and $8.0 million.

•	Interest expense between $68.0 million and $71.0 million.

•	Weighted average LIBOR of 0.4%.

•	Weighted average number of outstanding shares, including Operating Partnership units, of approximately 91.3 million.

•	Dilution associated with the Company’s development program of between $6.5 million and $7.5 million.

•	Taxes associated with the Company’s taxable Real Estate Investment Trust “REIT” subsidiary of between $2.8 million and $3.0 million.

Supplemental Financial Information:

Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Click on the “Investor Relations” link at the bottom of the home page, then on “Financial Reports,” then on “Quarterly and Other Reports” in the middle of the page and the document entitled “Q3 2009 Supplemental Financial Information.”  This supplemental information provides additional detail on items that include property occupancy and financial performance by portfolio and market, debt maturity schedules and performance and progress of property development.

Conference Call:

The Company will also host a conference call at 1:00 p.m. Eastern Time on Tuesday, November 3, 2009 to discuss its financial results.  A live webcast of the conference call will be available online on the Company’s website at www.extraspace.com in the Investor Relations section.  The conference call can also be accessed by dialing 877-407-0789 or 201-689-8562 for international participants.  A replay of the call will be available from 4:00 p.m. Eastern Time on November 3, 2009, until midnight Eastern Time on November 17, 2009.  The replay dial-in numbers are 877-660-6853 or 201-612-7415 for international callers.  To access the telephonic replay, please enter account number 3055 along with the conference ID 335083.

Forward-Looking Statements:

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release.  Any forward looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Such factors include, but are not limited to:

•	changes in general economic conditions and in the markets in which we operate;

•	the effect of competition from new self-storage facilities or other storage alternatives, which could cause rents and occupancy rates to decline;

•	potential liability for uninsured losses and environmental contamination;

•

difficulties in our ability to evaluate, finance and integrate acquired and developed properties into our existing operations and to lease up those properties, which could adversely affect our profitability;

•

the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, which could increase our expenses and reduce our cash available for distribution;

•	recent disruptions in credit and financial markets and resulting difficulties in raising capital at reasonable rates, which could impede our ability to grow;

•	the possibility that the joint venture transaction with HSRE may not close on the terms described in this release, or at all, or that the expected benefits from the transaction may not be realized;

•	delays in the development and construction process, which could adversely affect our profitability;

•	economic uncertainty due to the impact of war or terrorism, which could adversely affect our business plan; and

•	our ability to attract and retain qualified personnel and management members.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Notes to Financial Information:

The Company operates as a self-managed and self-administered REIT. Readers are encouraged to find further detail regarding Extra Space Storage’s organizational structure in its Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC.

Definition of FFO:

FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net earnings. Net earnings assume that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses.  The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets.  FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses on sales of operating properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements.

For informational purposes, the Company provides FFO adjusted for the exclusion of gains from early extinguishment of debt, non-recurring write-downs and non-cash interest charges related to ASC 470-20 (formerly FASB Staff Position No. APB 14-1).  Although the Company’s calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance.  The Company believes that by excluding gains from early extinguishment of debt, non-recurring write-downs and non-cash charges related to ASC 470-20 (formerly FASB Staff Position No. APB 14-1), stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.  FFO as adjusted by the Company should not be considered a replacement of the NAREIT definition of FFO or used as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:

The Company’s same-store stabilized properties for the three and nine months ended September 30, 2009 and 2008 consisted of 252 properties that were wholly-owned and operated and that were stabilized by the first day of each period.   The Company considers a

property to be stabilized once it has been open three years or has sustained average square foot occupancy of 80.0% or more for one calendar year.  Same-store results provide information relating to property operations without the effects of acquisitions or completed developments and should not be used as a basis for future same-store performance or for the performance of the Company’s properties as a whole.

About Extra Space Storage Inc.:

At September 30, 2009, the Company operated or had ownership interests in 749 operating properties, 286 of which were wholly-owned and consolidated, seven of which were held in joint ventures and consolidated, 342 of which were held in joint ventures and accounted for using the equity method, and 114 of which were managed and in which the Company held no ownership interest.  This compares to September 30, 2008, at which time the Company operated or had ownership interests in 684 operating properties, 269 of which were wholly-owned and consolidated, three of which were held in joint ventures and consolidated, 345 of which were held in joint ventures and accounted for using the equity method, and 67 of which were managed and in which the Company held no ownership interest.  Results for both periods include equity in earnings of real estate joint ventures, management fees, tenant reinsurance and other income.

Extra Space Storage Inc. is a leading owner and operator of self-storage properties headquartered in Salt Lake City, Utah.  The Company owns and/or operates 749 self-storage properties in 33 states and Washington, D.C. The Company’s properties comprise approximately 500,000 units and 54 million square feet of rentable space.

For Information:

James Overturf
Extra Space Storage Inc.
(801) 365-4501

— Financial Tables Follow —

FFO and FFO — Adjusted for the Three and Nine Months ended September 30, 2009 and 2008— Unaudited

(In thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income attributable to common stockholders	$5,967	$9,916	$26,045	$20,748

Adjustments:
Real estate depreciation	12,959	10,791	35,943	30,526
Amortization of intangibles	198	1,066	1,446	3,503
Joint venture real estate depreciation and amortization	1,475	1,534	4,284	3,644
Joint venture (gain) loss on sale of properties	(20)	—	168	—
Distributions paid on Preferred Operating Partnership units	(1,438)	(1,438)	(4,313)	(4,313)
Income allocated to Operating Partnership noncontrolling interests	1,777	2,118	6,250	5,926

Funds from operations	$20,918	$23,987	$69,823	$60,034

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	430	1,059	1,834	3,147
Gain on repurchase of exchangeable senior notes	—	—	(27,576)	—
Unrecovered development and acquisition costs	22	39	18,905	1,631
Severance costs associated with wind-down of development program	—	—	1,400	—

Funds from operations - adjusted	$21,370	$25,085	$64,386	$64,812

Diluted funds from operations per share	$0.23	$0.27	$0.76	$0.75
Diluted funds from operations per share - adjusted	$0.23	$0.29	$0.71	$0.81

Weighted average number of shares - diluted	91,548,984	87,710,663	91,321,503	79,673,881

Reconciliation of the Company’s Calculation of FFO Per Diluted Share and FFO Per Diluted Share — Adjusted to GAAP Net Income Per Diluted Share for the Three and Nine Months Ended September 30, 2009 and 2008 — Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income attributable to common stockholders per diluted share	$0.07	$0.11	$0.29	$0.26

Adjustments:
Real estate depreciation	0.14	0.13	0.39	0.38
Amortization of intangibles	—	0.01	0.01	0.04
Joint venture real estate depreciation and amortization	0.02	0.02	0.05	0.05
Distributions paid on Preferred Operating Partnership units	(0.02)	(0.02)	(0.05)	(0.05)
Income allocated to Operating Partnership noncontrolling interests	0.02	0.02	0.07	0.07
Diluted funds from operations per share	$0.23	$0.27	$0.76	$0.75

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	$—	$0.01	$0.02	$0.04
Gain on repurchase of exchangeable senior notes	—	—	(0.30)	—
Unrecovered development and acquisition costs	—	0.01	0.21	0.02
Severance costs associated with wind-down of development program	—	—	0.02	—
Diluted funds from operations per share - adjusted	$0.23	$0.29	$0.71	$0.81

Same-Store Property Performance for the Three and Nine Months Ended September 30, 2009 and 2008 — Unaudited

(In thousands, except occupancy and property counts.)

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2009	2008	Change	2009	2008	Change
Same-store rental and tenant reinsurance revenues	$57,013	$59,703	(4.5)%	$170,402	$174,819	(2.5)%
Same-store operating and tenant reinsurance expenses	20,253	20,495	(1.2)%	60,256	60,751	(0.8)%
Same-store net operating income	36,760	39,208	(6.2)%	110,146	114,068	(3.4)%

Non same-store rental and tenant reinsurance revenues	8,909	4,559	95.4%	23,338	11,810	97.6%
Non same-store operating and tenant reinsurance expenses	4,033	2,298	75.5%	11,196	6,078	84.2%

Total rental and tenant reinsurance revenues	65,922	64,262	2.6%	193,740	186,629	3.8%
Total operating and tenant reinsurance expenses	24,286	22,793	6.6%	71,452	66,829	6.9%

Same-store square foot occupancy as of quarter end	84.2%	85.6%		84.2%	85.6%

Properties included in same-store	252	252		252	252

Reconciliation of the Range of Estimated Fully Diluted Net Income Per Share to Estimated Fully Diluted FFO and Fully Diluted FFO Per Share— Adjusted for the Three Months and Year Ending December 31, 2009 — Unaudited

	Three Months Ending December 31, 2009		Year Ending December 31, 2009
	Low End	High End	Low End	High End
Net income	$0.03	$0.06	$0.32	$0.35
Income allocated to Operating Partnership minority interest	0.01	0.01	0.07	0.07
Net income attributable to common stockholders per diluted share	0.04	0.07	0.39	0.42

Adjustments:
Real estate depreciation	0.14	0.14	0.53	0.53
Amortization of intangibles	—	—	0.02	0.02
Joint venture real estate depreciation and amortization	0.02	0.02	0.06	0.06
Distributions paid on Preferred Operating Partnership units	(0.02)	(0.02)	(0.06)	(0.06)
Diluted funds from operations per share	$0.18	$0.21	$0.94	$0.97

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	$0.01	$0.01	$0.03	$0.03
Gain on repurchase of exchangeable senior notes	—	—	(0.30)	(0.30)
Severance costs associated with wind-down of development program	—	—	0.22	0.22
Diluted funds from operations per share - adjusted	$0.19	$0.22	$0.89	$0.92

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2009	December 31, 2008
	(unaudited)	(As Revised)
Assets:
Real estate assets:
Net operating real estate assets	$1,989,675	$1,938,922
Real estate under development	52,942	58,734
Net real estate assets	2,042,617	1,997,656

Investments in real estate ventures	132,356	136,791
Cash and cash equivalents	100,992	63,972
Restricted cash	42,083	38,678
Receivables from related parties and affiliated real estate joint ventures	3,377	11,335
Other assets, net	47,725	42,576
Total assets	$2,369,150	$2,291,008

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$1,044,446	$943,598
Notes payable to trusts	119,590	119,590
Exchangeable senior notes	95,163	209,663
Discount on exchangeable senior notes	(4,639)	(13,031)
Lines of credit	100,000	27,000
Accounts payable and accrued expenses	40,636	35,128
Other liabilities	25,219	22,267
Total liabilities	1,420,415	1,344,215

Commitments and contingencies

Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 86,435,938 and 85,790,331 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	864	858
Paid-in capital	1,132,865	1,130,964
Accumulated other comprehensive deficit	(1,584)	—
Accumulated deficit	(248,533)	(253,052)
Total Extra Space Storage Inc. stockholders’ equity	883,612	878,770
Noncontrolling interest represented by Preferred Operating Partnership units, net of $100,000 note receivable	29,941	29,837
Noncontrolling interest in Operating Partnership	34,153	36,628
Other noncontrolling interests	1,029	1,558
Total noncontrolling interests and equity	948,735	946,793
Total liabilities, noncontrolling interests and equity	$2,369,150	$2,291,008

Consolidated Statement of Operations for the Three Months Ended September 30, 2009 and 2008 — Unaudited

(In thousands, except share and per share data)

	Three Months Ended September 30,
	2009	2008
		(As revised)
Revenues:
Property rental	$60,380	$59,997
Management and franchise fees	5,191	5,417
Tenant reinsurance	5,542	4,265
Other income	191	169
Total revenues	71,304	69,848

Expenses:
Property operations	23,022	21,367
Tenant reinsurance	1,264	1,426
Unrecovered development and acquisition costs	22	39
General and administrative	9,982	10,316
Depreciation and amortization	13,797	12,355
Total expenses	48,087	45,503

Income before interest, equity in earnings of real estate ventures and income tax expense	23,217	24,345

Interest expense	(17,697)	(15,904)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(430)	(1,059)
Interest income	245	1,280
Interest income on note receivable from Preferred Operating Partnership unit holder	1,213	1,213
Equity in earnings of real estate ventures	1,752	2,015
Income tax expense	(726)	(3)
Net income	7,574	11,887

Net income allocated to Preferred Operating Partnership noncontrolling interests	(1,506)	(1,570)
Net income allocated to Operating Partnership and other noncontrolling interests	(101)	(401)
Net income attributable to common stockholders	$5,967	$9,916

Net income per common share
Basic	$0.07	$0.13
Diluted	$0.07	$0.13

Weighted average number of shares
Basic	86,437,877	82,184,631
Diluted	91,548,984	87,710,663

Cash dividends paid per common share	$—	$0.25

Consolidated Statement of Operations for the Nine Months Ended September 30, 2009 and 2008 — Unaudited

(In thousands, except share and per share data)

	Nine Months Ended September 30,
	2009	2008
		(As revised)
Revenues:
Property rental	$178,494	$174,906
Management and franchise fees	15,685	15,837
Tenant reinsurance	15,246	11,723
Other income	201	425
Total revenues	209,626	202,891

Expenses:
Property operations	67,456	62,871
Tenant reinsurance	3,996	3,958
Unrecovered development and acquisition costs	18,905	1,631
Severance costs associated with wind-down of development program	1,400	—
General and administrative	31,195	30,378
Depreciation and amortization	39,160	35,633
Total expenses	162,112	134,471

Income before interest, equity in earnings of real estate ventures, gain on repurchase of exchangeable senior notes, loss on sale of investments available for sale and income tax expense	47,514	68,420

Interest expense	(49,308)	(48,220)
senior notes	(1,834)	(3,147)
Interest income	1,098	2,575
Interest income on note receivable from Preferred Operating Partnership unit holder	3,638	3,638
Equity in earnings of real estate ventures	5,288	4,610
Gain on repurchase of exchangeable senior notes	27,576	—
Loss on sale of investments available for sale	—	(1,415)
Income tax expense	(2,317)	(190)
Net income	31,655	26,271

Net income allocated to Preferred Operating Partnership noncontrolling interests	(4,681)	(4,627)
Net income allocated to Operating Partnership and other noncontrolling interests	(929)	(896)
Net income attributable to common stockholders	$26,045	$20,748

Net income per common share
Basic	$0.30	$0.28
Diluted	$0.30	$0.28

Weighted average number of shares
Basic	86,260,442	74,116,345
Diluted	91,321,503	79,673,881

Cash dividends paid per common share	$0.25	$0.75